EXHIBIT 10.7

TEGAL CORPORATION

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Tegal Corporation, a Delaware corporation (the “Company”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company’s common stock, par value $0.01 per share, set forth below (the “Shares”).  This award for Restricted Stock Units (this “RSU Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”).

Participant:	James M. Karis

Grant Date:	July 12, 2012

Vesting Commencement Date:	July 12, 2012

Total Number of RSUs Subject to Award:	239,417 shares

Vesting Schedule:
23,921 RSUs shall vest on the Vesting Commencement Date.  17,970 RSUs shall vest on each of the 9-month anniversary and the 12-month anniversary of the Vesting Commencement Date, subject to Participant’s continued status as a service provider as an Employee, Director or Consultant on each applicable vesting date.  Thereafter, 14,963 RSUs shall vest each quarter, such that all of the RSUs shall be vested on the 4-year anniversary of the Vesting Commencement Date, subject to Participant’s continued status as a service provider as an Employee, Director or Consultant on each applicable vesting date.  Notwithstanding the foregoing, if the Participant’s employment with the Company is terminated by the Company other than for Cause or by the Participant for Good Reason on or after the second anniversary of the Vesting Commencement Date, 29,926 additional RSUs shall immediately vest.  Furthermore, if the Participant’s employment with the Company is terminated by the Company other than for Cause or by the Participant for Good Reason within 3 months before or 12 months after a Change of Control, all of the Participant’s then unvested RSUs shall immediately vest.

Distribution Schedule:	The RSUs shall be distributable in accordance with Section 2.1(c) of the Restricted Stock Unit Agreement.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Restricted Stock Unit Agreement and this Grant Notice.  The Participant has reviewed the Restricted Stock Unit Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Restricted Stock Unit Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Grant Notice or the Restricted Stock Unit Agreement.

TEGAL CORPORATION		PARTICIPANT
By:	/s/Christine Hergenrother	/s/James Karis
Print Name:		Print Name:	James M. Karis
Title:

2

EXHIBIT A TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Tegal Corporation, a Delaware corporation (the “Company”), has granted to Participant the right to receive the number of Restricted Stock Units with respect to the number of shares of the Company’s common stock, par value $0.01 per share (the “Stock”), indicated in the Grant Notice.

ARTICLE I.

GENERAL

1.1           Definitions.  All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Grant Notice.

(a)         “Administrator” shall mean the Board or the Committee responsible for conducting the general administration of the RSU Award.

(b)         “Board” shall mean the Board of Directors of the Company.

(c)         “Cause” shall have the meaning set forth in the Employment Agreement.

(d)         “Change of Control” shall have the meaning set forth in the Employment Agreement.

(e)         “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)         “Committee” shall mean the committee of the board described in Section 3.12.

(g)         “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

(h)         “Director” shall mean a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

(i)         “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

(j)         “Employment Agreement” shall mean the Employment Agreement, dated as of June 29, 2012, by and between the Participant and the Company.

(k)         “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying the RSUs.

(l)         “Exchange Act” shall mean Securities Exchange Act of 1934, as amended.

(m)         “Fair Market Value” shall mean as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not publicly traded, the fair market value established by the Administrator acting in good faith.

(n)         “Good Reason” shall have the meaning set forth in the Employment Agreement.

(o)         “Termination of Consultancy” shall mean the time when the engagement of the Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding:  (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy.

(p)         “Termination of Directorship” shall mean the time when the Participant ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.  The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

(q)         “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding:  (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

(r)         “Termination of Services” shall mean the last to occur of a Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.  A Participant shall not be deemed to have a Termination of Services merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee, Director or Consultant of the Company or any Subsidiary.

(s)         “Securities Act” shall mean Securities Act of 1933, as amended.

(t)         “Subsidiary” shall mean any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

2.1           Award of Restricted Stock Units.

(a)           Award.  As an inducement to accept the Company’s offer of employment, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to Participant the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement and the Grant Notice (the “RSU Award”).  Each RSU represents the right to receive one Share.  Prior to actual issuance of any Shares, the RSUs and the RSU Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)           Vesting.  The RSUs subject to the RSU Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.  Unless and until the RSUs have vested in accordance with the vesting schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs.  Except as otherwise provided in the vesting schedule set forth in the Grant Notice, in the event of Participant’s Termination of Services prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(c)           Distribution of Stock.

(i)           Stock shall be distributed to Participant (or in the event of Participant’s death, to his estate) with respect to Participant’s vested Restricted Stock Units granted to Participant pursuant to this Agreement, subject to the terms and provisions of this Agreement, commencing following the earliest to occur of the following events (each, a “Distribution Event”):

(1)           Participant’s “separation from service” within the meaning of Section 409A(2)(A)(i) of the Code and the Treasury  Regulations thereunder; provided, however, that if Participant is a “specified employee” at the time of Participant’s “separation from service,” the “Distribution Event” for purposes of this Section 2.3(c)(i) shall be the date that is six months after Participant’s “separation from service” (or, if earlier, the date of Participant’s death).  For purposes of this Section 2.3(c)(i), Participant shall be a “specified employee” if Participant is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company and any stock of the Company is publicly-traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder;

(2)           The date Participant becomes “disabled” within the meaning of Section 409A(2)(C) of the Code and the Treasury  Regulations thereunder;

(3)           Participant’s death;

(4)           The date immediately prior to a Change of Control, so long as such transaction constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A(2)(A)(v) of the Code and the Treasury  Regulations thereunder; or

(5)           [Specify fixed date, if any].

(ii)           Subject to Sections 2.1(c)(i) and 2.2, following a Distribution Event, the Stock issuable with respect to Participant’s vested Restricted Stock Units shall be distributed to him in a lump sum within ten (10) days.

(iii)          All distributions shall be made by the Company in the form of whole shares of Common Stock.

(iv)          Notwithstanding the foregoing, shares of Common Stock shall be issuable pursuant to a Restricted Stock Unit at such times and upon such events as are specified in this Agreement only to the extent issuance under such terms will not cause the Restricted Stock Units or the shares of Common Stock issuable pursuant to the Restricted Stock Units to be includible in the gross income of Participant under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.

(d)           General. Stock issued under the RSU Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (A) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement or (B) certificate form.

2.2           Unforeseeable Emergency.

(a)           If Participant experiences an Unforeseeable Emergency (as defined below), Participant may petition the Administrator for the right to receive a partial or full distribution of the shares of Common Stock distributable with respect to his vested Restricted Stock Units under this Agreement.  If, in the sole discretion of the Administrator, Participant’s petition is approved, the Unforeseeable Emergency shall be deemed a “Distribution Event” with respect to the number of shares of Common Stock distributable with respect to Participant’s vested Restricted Stock Units as are approved for distribution by the Administrator.  Participant shall then be entitled to receive such Stock pursuant to Section 2.1(c)(ii).

(b)           For purposes of this Section 2.2, an “Unforeseeable Emergency” shall mean a severe financial hardship to Participant resulting from an illness or accident of Participant, Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of Participant, loss of Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant.  The Fair Market Value of the Stock distributed to Participant with respect to the Unforeseeable Emergency may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of Participant’s assets (to the extent liquidation of such assets would not itself cause severe financial hardship), as determined under the Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code.

2.3           Changes to Form or Time of Distribution.  Except as provided in Section 2.2, neither the time nor form of distribution of Stock with respect to the Restricted Stock Units under this Restricted Stock Unit Agreement may be changed, except as may be permitted by the Administrator in accordance with Section 3.9 and Section 409A of the Code and the Treasury Regulations thereunder.

2.4           Tax Withholding; Conditions to Issuance of Certificates.  Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.1(b) hereof):

(a)           No new certificate shall be delivered to Participant or his legal representative unless and until Participant or his legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the vesting of the RSUs or the distribution of Shares issuable thereunder, or other taxable event related to the Restricted Stock Units.  The Administrator may permit Participant to satisfy the tax withholding obligations as determined in the sole discretion of the Administrator.

(b)           The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions:  (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the RSUs vest as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III.

OTHER PROVISIONS

3.1           RSU Award and Interests Not Transferable.  This RSU Award and the rights and privileges conferred hereby, including the RSUs awarded hereunder, shall not be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.2           Rights as Shareholder.  Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account).   After such issuance, recordation and delivery, the Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Shares, Participant may be required to execute a shareholders agreement in such form as shall be determined by the Company.

3.3           Not a Contract of Employment or other Service Relationship.  Nothing in this Agreement shall confer upon Participant any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its affiliates.

3.4           Governing Law.   The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.5           Conformity to Securities Laws.  Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act.  Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.6           Amendment, Suspension and Termination.  This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board of Directors, provided, that, except as may otherwise be provided by this Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of Participant.

3.7           Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his address shown in the Company records, and to the Company at its principal executive office.

3.8           Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his heirs, executors, administrators, successors and assigns.

3.9           Section 409A.  Notwithstanding any other provision of this Agreement or the Grant Notice, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  The Administrator may, in its discretion, adopt such amendments to this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

3.10         Inducement Grant.  The RSUs are intended to qualify as an “inducement grant” under the rules of the Nasdaq Stock Market.  Notwithstanding any other provision of this Agreement or the Grant Notice, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, such Nasdaq Stock Market rules.  The Administrator may, in its discretion, adopt such amendments to this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with such Nasdaq Stock Market rules.

3.11         Change in Capital Structure.

(a)  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to the terms and conditions of the RSU Award, including, without limitation, the number of Shares.

(b)  In the event of any transaction or event described in Section 3.11 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the RSU Award, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)  to provide for either (A) termination of the RSU Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights or (B) the replacement of the RSU Award with other rights or property selected by the Administrator in its sole discretion;

(ii)  to provide that the RSU Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)  to make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to the RSU Award and/or in the terms and conditions of (including the grant or exercise price) the RSU Award;

(iv)  to provide that the RSU Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in this Agreement; and

(v)  to provide that the RSU Award cannot vest, be exercised or become payable after such event.

(c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 3.11(a) and (b), the number and type of securities subject to the RSU will be equitably adjusted.  The adjustments provided under this Section 3.11(c) shall be nondiscretionary and shall be final and binding on the Participant and the Company.

(d)           Except as expressly provided in this Section 3.11, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in this Section 3.11 or pursuant to action of the Administrator, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to the RSU Award.

3.12         Administration.

(a)  Unless and until the Board delegates administration of the RSU Award to a Committee as set forth below, the RSU Award shall be administered by the full Board, and for such purposes the term “Committee” as used in this Agreement shall be deemed to refer to the Board.  The Board, at its discretion, may delegate administration of the RSU Award to a Committee consisting of two or more members of the Board (other than the Participant).  In its sole discretion, the Board may at any time and from time to time rescind such delegation and/or exercise any and all rights and duties of the Committee under the RSU Award.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the RSU Award.

(b)  The Administrator shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent herewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the RSU Award.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the RSU Award and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

3.13         Entire Agreement.  The Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.